Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(a)    Registration Statement (Form S-4 No. 333-55943), as amended, pertaining to the acquisition shelf-registration of Amazon.com, Inc. common stock,
(b)    Registration Statement (Form S-8 No. 333-28763), as amended, pertaining to the Amazon.com, Inc. 1997 Stock Incentive Plan (formerly the “1997 Stock Option Plan”) and the Amended and Restated 1994 Stock Option Plan of Amazon.com, Inc.,
(c)    Registration Statement (Form S-8 No. 333-74419) pertaining to the Amazon.com, Inc. 1999 Nonofficer Employee Stock Option Plan,
(d)    Registration Statement (Form S-8 POS No. 333-160831) pertaining to the Zappos.com, Inc. 2009 Stock Plan,
(e)    Registration Statement (Form S-8 No. 333-169470) pertaining to the Amazon.com, Inc. 1997 Stock Incentive Plan,
(f)    Registration Statement (Form S-8 No. 333-173054), pertaining to the Quidsi, Inc. (fka1800Diapers, Inc.) 2006 Stock Option/Stock Issuance Plan,
(g)    Registration Statement (Form S-8 No. 333-181073) pertaining to the Kiva Systems, Inc. 2003 Stock Plan, as amended,
(h)    Registration Statement (Form S-8 No. 333-199572) pertaining to the Twitch Interactive, Inc. Amended and Restated 2007 Stock Plan,
(i)    Registration Statement (Form S-8 No. 333-207591) pertaining to the Elemental Technologies, Inc. 2006 Stock Incentive Plan, as amended and restated,
(j)    Registration Statement (Form S-3 No. 333-238831) pertaining to the shelf-registration of Amazon.com, Inc. securities, and
(k)    Registration Statement (Form S-8 No. 333-249847) pertaining to the Amazon.com, Inc. 1997 Stock Incentive Plan (as Amended and Restated).
of our reports dated February 2, 2023, with respect to the consolidated financial statements of Amazon.com, Inc. and the effectiveness of internal control over financial reporting of Amazon.com, Inc. included in this Annual Report (Form 10-K) of Amazon.com, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP
Seattle, Washington
February 2, 2023